SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2004

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)
Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas

New York, New York 10019

(Address and zip code of

principal executive offices)

Registrant's telephone number, including area code: (212) 634-9400

Item 8.01. Other Events.

On November 5, 2004, New York Mortgage Trust, Inc. (the "Company") issued a press release announcing that its wholly-owned subsidiary, The New York Mortgage Company, LLC, has signed a definitive agreement, subject to customary closing conditions, to acquire 15 full service and 26 satellite retail mortgage banking offices located in the Northeast and Mid-Atlantic states from Guaranty Residential Leasing, Inc., an indirect subsidiary of Temple-Inland, Inc. A copy of the press release is attached hereto as Exhibit 99.1 to this report on Form 8-K and shall be deemed "filed" with the Securities and Exchange Commission and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit shall be deemed "filed" hereto this Current Report on Form 8-K.

99.1	Press Release dated November 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.

(Registrant)

Date: November 8, 2004 By: /s/ Micahel I. Wirth

Michael I. Wirth

Executive Vice President

and Chief Financial Officer

EXHIBIT INDEX

Exhibit Description

99.1 Press Release dated November 5, 2004.